UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  November 9, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

27027 Tourney Road, Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

(661) 799-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On November 9, 2005, Specialty Laboratories, Inc. (the “Company”) approved the payment of certain fees to members of the Company’s special committee who were most extensively involved in negotiating the previously announced merger between the Company and AmeriPath, Inc., and overseeing the negotiations and sale process.  The Company’s board of directors formed the special committee in August 2005 to, among other things, evaluate, negotiate and make a recommendation to the board of directors regarding the merger proposal and related transactions, including the terms of the merger agreement.  The fees awarded to special committee members were as follows:  Richard K. Whitney: $87,500; David R. Schreiber: $87,500; Michael T. DeFreece: $62,500; and William J. Nydam: $62,500.  These fees awarded are in addition to the Company’s standard committee and board fees, and each member will be reimbursed for out-of-pocket expenses incurred in connection with service on special committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2005

SPECIALTY LABORATORIES, INC.

By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
Senior Vice-President & General Counsel